Exhibit 10.1

EQUITY TRANSFER AGREEMENT

Transferors:

Zhao Zhen Rong (ID card No.110108194008173417)

Sun Gui Ying (ID card No.110108194306073422)

Transferee: OZOP (Guangdong) Medical Technology Co. Ltd

1.The Transferors agree to transfer the entire (100%) equity in Yijingtong (Beijing) Technology Development Ltd (The “Company”) (hereinafter referred to as “Transferred Equity”) to the Transferee for RMB one million yuan. The Transferee agrees to buy the Transferred Equity. The respective transfer prices of the Transferred Equity paid to the Transferors are listed below.

Transferor	Transferred Equity	Transfer Price(RMB)
Zhao Zhen Rong	80%	800,000
Sun Gui Ying	20%	200,000

2.The Transferee shall pay to the Transferors the transfer price within 120 days from the date of signing this Agreement.

3.If the Transferee fails to pay one million yuan to the Transferors within 180 days, the Transferor shall have the right to terminate this Agreement and require the transferee to return all the Transferred Equity.

4.The Transferors agree to transfer all the inventory valued at RMB 4,072,719.4 million of the Company to the Transferee. The payment and delivery terms will be negotiated by the parties separately.

5.The Transferors promise that they are the sole owners of the Transferred Equity.

6.The Transferors undertake to pay the transfer price according to Article 2 of this Agreement.

7.The Transferee and the Transferors shall go through the change registration procedure with the industrial and commercial bureau immediately after signing this agreement.

8.If either party breaches this agreement, the non-breaching party shall have the right to request termination of this agreement and claim compensation from the breaching party for all economic losses.

9.The Parties shall solve any dispute or claim arising from or relating to this Agreement through negotiation. If the Parties fail to reach an agreement after negotiation, the Parties agrees to file a lawsuit with the People's Court at the place where this Agreement is signed.

10.This Agreement shall come into effect upon execution by the Parties.

11.The conclusion, validity, explanation, implementation and dispute resolutions shall be governed by the PRC law.

12.This Agreement has three copies, each of which has the same legal force.

Transferors:

/s/ Zhao Zhen Rong

Zhao Zhen Rong

/s/ Sun Gui Ying

Sun Gui Ying

Transferee: OZOP (Guangdong) Medical Technology Co. Ltd

/s/ Eric Siu

Authorized Representative

Date of Signature: 23rd July, 2018

Where the contract is signed: Beijing